 EXHIBIT 4(a)(7)

JPMORGAN CHASE FINANCIAL COMPANY LLC,
as Issuer

JPMORGAN CHASE & CO.,
as Guarantor

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

Indenture

dated as of February 19, 2016

CROSS REFERENCE SHEET*

Provisions of Trust Indenture Act of 1939 and Indenture dated as of February 19, 2016 among JPMORGAN CHASE FINANCIAL COMPANY LLC, as Issuer, JPMORGAN CHASE & CO., as Guarantor, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee:

Section of the Act	Section of Indenture
310(a)(1) and (2)	6.09
310(a)(3) and (4)	Inapplicable
310(b)	6.08 and 6.10(a), 6.10(b) and 6.10(c)
312(a)	4.01 and 4.02(a)
312(b)	4.02(b)
312(c)	4.02(c)
313(a)	4.04
313(b)(1)	Inapplicable
313(b)(2)	Inapplicable
313(c)	4.04
313(d)	4.04
314(a)	3.05 and 4.03
314(b)	Inapplicable
314(c)(1) and (2)	11.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	11.05
314(f)	Inapplicable
315(a), (c) and (d)	6.01
315(b)	5.11
315(e)	5.12
316(a)(1)	5.09
316(a)(2)	Not required
316(a) (last sentence)	7.04
316(b)	5.07
317(a)	5.02
317(b)	3.04(a) and 3.04(b)
318(a)	11.07

* This Cross Reference Sheet is not part of the Indenture.

TABLE OF CONTENTS

i

ARTICLE 7
CONCERNING THE SECURITYHOLDERS

Section 7.01 Evidence of Action Taken by Securityholders	50
Section 7.02 Proof of Execution of Instruments and of Holding of Securities	50
Section 7.03 Holders to Be Treated as Owners	50
Section 7.04 Securities Owned by Issuer or Guarantor Deemed Not Outstanding	51
Section 7.05 Right of Revocation of Action Taken	51

ARTICLE 8
SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Securityholders	52
Section 8.02 Supplemental Indentures with Consent of Securityholders	54
Section 8.03 Effect of Supplemental Indenture	55
Section 8.04 Documents to Be Given to Trustee	56
Section 8.05 Notation on Securities in Respect of Supplemental Indentures	56
Section 8.06 Notification of Holders of Any Supplemental Indenture	56

ARTICLE 9
CONSOLIDATION, MERGER, SALE, CONVEYANCE OR TRANSFER

Section 9.01 Issuer May Consolidate, Etc., on Certain Terms	56
Section 9.02 Guarantor May Consolidate, Etc., on Certain Terms	57
Section 9.03 Successor Person to Be Substituted	57
Section 9.04 Opinion of Counsel to Trustee	58

ARTICLE 10
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONIES

Section 10.01 Satisfaction and Discharge of Indenture	58
Section 10.02 Application by Trustee of Funds Deposited for Payment of Securities	63
Section 10.03 Repayment of Monies Held by Paying Agent	63
Section 10.04 Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years	63
Section 10.05 Indemnity for U.S. Government Obligations	64

ARTICLE 11
MISCELLANEOUS PROVISIONS

Section 11.01 Incorporators, Stockholders, Officers and Directors of Issuer and Guarantor Exempt from Individual Liability	64
Section 11.02 Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities and Coupons	65

Section 14.08 Execution and Delivery of Guarantee	80
Section 14.09 Not Insured	80

v

THIS INDENTURE, dated as of February 19, 2016 among JPMORGAN CHASE FINANCIAL COMPANY LLC, a Delaware limited liability company (the “Issuer”), JPMORGAN CHASE & CO., a Delaware corporation (the “Guarantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the “Trustee”),

W I T N E S S E T H :

WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Guarantor has duly authorized the guarantee of the Securities and the execution and delivery of this Indenture as guarantor of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms, have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer, the Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:

Article 1
Definitions

Section 1.01 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Attorney-in-Fact” means (a) with respect to the Issuer, a Person who has been duly appointed as an attorney-in-fact by the Issuer and (b) with respect to the Guarantor, a Person who has been duly appointed as an attorney-in-fact by the Guarantor.

“Authenticating Agent” shall have the meaning set forth in Section 6.13.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition), in the case of the United Kingdom, will, if practicable, be the Financial Times (London Edition) and, in the case of Luxembourg, will, if practicable, be the Luxemburger Wort) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York, the United Kingdom or in Luxembourg, as applicable.

“Board” means, (a) with respect to the Issuer, the board of managers of the Issuer or any committee of such board duly authorized to act for such board or any officer, manager or Attorney-in-Fact of the Issuer to whom such board or such committee shall have delegated its authority and (b) with respect to the Guarantor, the board of directors of the Guarantor or any committee of such board duly authorized to act for such board or any officer, director or Attorney-in-Fact of the Guarantor to whom such board or such committee shall have delegated its authority.

“Board Resolution” means, (a) with respect to the Issuer, a copy of a resolution certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee and (b) with respect to the Guarantor, a copy of a resolution certified by the secretary or an assistant secretary of the Guarantor to have been duly adopted by the Board of the Guarantor and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise specified pursuant to Section 2.03, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such

Security, is not a day on which banking institutions are authorized or required by law or regulation to close or a day on which transactions in the currency in which the Securities are payable are not conducted.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, as of the date hereof, located at Deutsche Bank Trust Company Americas, Trust & Agency Services, 60 Wall Street, 16th Floor, MS: NYC60-1630, New York, New York 10005, Attn: Corporates Team Deal Manager – JPMorgan Chase Financial Company LLC, Fax: 732-578-4635 (with copies of all notices sent to Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, Trust & Agency Services, 100 Plaza One, MS: JCY03-0699, Jersey City, NJ 07311, Attn: Corporates Team Deal Manager – JPMorgan Chase Financial Company LLC, Fax: 732-578-4635).

“Coupon” means any interest coupon appertaining to an Unregistered Security.

“covenant defeasance” shall have the meaning set forth in Section 10.01(c).

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” means any event or condition specified as such in Section 5.01.

“Foreign Currency” means a currency issued by the government of a country other than the United States (or any currency unit composed of any such currencies).

“Guarantee” means the guarantee of the Securities by the Guarantor pursuant to this Indenture.

“Guarantor” means JPMorgan Chase & Co., or any successor obligor pursuant to Article 9, in each case unless and until the Guarantor is released from the Guarantee pursuant to this Indenture.

“Holder”, “holder of Securities”, “Securityholder” or other similar terms mean (a) in the case of any Registered Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof, and (b) in the case of any Unregistered Security, the bearer of such Security, or any Coupon appertaining thereto, as the case may be.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“interest” means when used with respect to non-interest bearing Securities, interest payable after maturity.

“Issuer” means JPMorgan Chase Financial Company LLC, a Delaware limited liability company, and, subject to Article 9, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by any one of the following: the president, the treasurer, a managing director, an executive director, a vice president or any Attorney-in-Fact of the Issuer.

“Judgment Currency” shall have the meaning set forth in Section 11.12.

“Officer’s Certificate” means (a) with respect to the Issuer, a certificate delivered to the Trustee and signed by the president, the treasurer, a managing director, an executive director, a vice president (whether or not designated by a number or a word or words added before or after the title “vice president”) or any other officer of the Issuer designated pursuant to authority of the Board or any Attorney-in-Fact of the Issuer (with respect to the Issuer, the “Officers”) and (b) with respect to the Guarantor, a certificate delivered to the Trustee and signed by the chairman of the Board, a vice chairman, the president, the chief financial officer, a vice president (whether or not designated by a number or a word or words added before or after the title “vice president”), a managing director, the controller, an assistant controller, the secretary, an assistant secretary or any other officer of the Guarantor designated pursuant to authority of the Board or any Attorney-in-Fact of the Guarantor (with respect to the Guarantor, the “Officers”).

Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 11.05.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or the Guarantor and who shall be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 11.05.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01 that will in all circumstances be less than the principal amount thereof. For the avoidance of doubt, any Security that provides for an amount due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01 that may, in some cases, be equal to or greater than the principal amount thereof will not be an Original Issue Discount Security.

“Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a)            Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)            Securities, or portions thereof, for the payment or redemption of which monies or U.S. Government Obligations (as provided for in Section 10.01) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer or the Guarantor) or shall have been set aside, segregated and held in trust by the Issuer or the Guarantor for the holders of such Securities (if the Issuer or the Guarantor, as applicable, shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)            Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer or the Guarantor, or both).

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include premium, if any, any other cash amounts payable under the Indenture, and the delivery of securities or baskets of securities under the terms of the Securities.

“record date” shall have the meaning set forth in Section 2.07.

“Redemption Notice Period” shall have the meaning set forth in Section 12.02.

“Reference Asset” shall mean one or more interest rates, swap rates, securities, commodities, currencies, currency units, composite currencies, options or futures contracts or any other rates, instruments, assets, market measures or other factors (including but not limited to the occurrence, non-occurrence or extent of an occurrence of any event or circumstance or any contingency associated with a financial, commercial or economic consequence) or any other measures of economic or financial risk or value, or one or more baskets, indices or other combinations of any of the foregoing as specified in accordance with Section 2.03.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.04, and bearing the legend prescribed in Section 2.04.

“Registered Security” means any Security registered on the Security register of the Issuer.

“Registrar” means any Person appointed by the Issuer and the Guarantor as registrar for the Securities.

“Required Currency” shall have the meaning set forth in Section 11.12.

“Responsible Officer” when used with respect to the Trustee means any managing director, any director, any vice president, any assistant vice president, any associate or any other officer or assistant officer of the Trustee with direct responsibility for the administration of this Indenture.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Successor Person” shall have the meaning set forth in Section 9.03.

“Trust Indenture Act of 1939” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was originally executed, except as provided in Sections 8.01 and 8.02 and except that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act of 1939” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 6, shall also include any successor trustee.

“Unregistered Security” means any Security other than a Registered Security.

“U.S. Government Obligations” shall have the meaning set forth in Section 10.01(a).

“U.S. Person” means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“vice president” when used with respect to a Person, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”

“Yield to Maturity” means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

Article 2
Securities

Section 2.01 Forms Generally. The Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions of the Issuer (as set forth in a Board Resolution of the Issuer or, to the extent established pursuant to rather than set forth in a Board Resolution of the Issuer, an Officer’s Certificate of the Issuer detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons.

The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

“This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.”

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Officer

If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication to be borne by the Securities of each such series shall be substantially as follows:

“This is one of the Securities referred to in the within-mentioned Indenture.”

as Authenticating Agent

By:
Authorized Officer

Section 2.03 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series, and each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer. There shall be established in or pursuant to one or more Board Resolutions of the Issuer (and to the extent established pursuant to rather than set forth in a Board Resolution of the Issuer, in an Officer’s Certificate of the Issuer detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series,

                                                          (1)            the designation of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

                                                          (2)            any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11,8.05 or 12.03);

                                                          (3)            if the amounts of payments of principal of and/or interest on, or other amounts payable under, the Securities of the series may be determined by reference to one or more Reference Assets, any such Reference Assets and the manner in which such amounts shall be determined;

                                                          (4)            if other than Dollars, the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Foreign Currency);

                                                          (5)            the date or dates on which the principal of or other amounts due under the Securities of the series is payable or the method by which such date or dates shall be determined;

                                                          (6)            the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and (in the case of Registered Securities) the record dates for the determination of Holders to whom interest is payable;

                                                          (7)            the place or places where the principal of, any interest on or other amounts due under the Securities or delivery of any Securities or basket of Securities, as the case may be, of the series shall be payable (if other than as provided in Section 3.02);

                                                          (8)            the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions, including the Redemption Notice Period, upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

                                                          (9)            the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

                                                          (10)          if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Securities, or $1,000 and $5,000 in the case of Unregistered Securities, the denominations in which Securities of the series shall be issuable;

                                                          (11)          if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.01 or provable in bankruptcy pursuant to Section 5.02;

                                                          (12)          any trustees, depositaries, authenticating or paying agents, transfer agents or Registrars or any other agents with respect to the Securities of such series;

                                                          (13)          if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of such series shall be payable;

                                                          (14)          if the principal of, interest on, or other amounts payable under, if any, the Securities of such series are to be payable, at the election of the Issuer or a holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

                                                          (15)          whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale, transfer, exchange or delivery of Unregistered Securities or Registered Securities or the payment of interest thereon and, if other than as provided in Section 2.08, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

                                                          (16)          whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities in order to avoid the obligation to pay future additional amounts;

                                                          (17)          if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

                                                          (18)          any addition to, elimination of or other change in the events of default or covenants with respect to the Securities of such series, including making events of default or covenants inapplicable or changing the remedies available to Holders of the Securities of such series upon an event of default or a failure by the Issuer or the Guarantor to perform a covenant; and

                                                          (19)          any other terms of the series, including provisions for payment by wire transfers if any, or modifications of the definition of Business Day (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series and Coupons, if any, appertaining thereto, shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution of the Issuer or Officer’s Certificate of the Issuer referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officer’s Certificate or in any such indenture supplemental hereto.

Section 2.04 Authentication and Delivery of Securities. The Issuer may deliver Securities of any series having attached thereto appropriate Coupons, if any, executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. The maturity date, original issue date, interest rate and any other terms of the Securities of such series and Coupons, if any, appertaining thereto (including Redemption Notice Periods) shall be determined by or pursuant to such Issuer Order and procedures. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of subparagraphs (ii), (iii) and (iv) below only at or before the time of the first request of the Issuer to the Trustee to authenticate Securities of such series) and (subject to Section 6.01) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

                                                 (i)            an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities and Coupons, if any, are not to be delivered to the Issuer, provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Issuer Order may be delivered by the Issuer to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order or pursuant to procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series (including Redemption Notice Periods) shall be determined by an Issuer Order or pursuant to such procedures and (d) if provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing;

                                                 (ii)           any Board Resolution of the Issuer, Officer’s Certificate of the Issuer and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities and Coupons, if any, were established;

                                                 (iii)          an Officer’s Certificate of the Issuer setting forth the form or forms and terms of the Securities and Coupons, if any, stating that the form or forms and terms of the Securities and Coupons, if any, have been established pursuant to Section 2.01 and Section 2.03 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

                                                 (iv)          at the option of the Issuer, either an Opinion of Counsel, or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

                                                                 (A)            the forms of the Securities and Coupons, if any, have been duly authorized and established in conformity with the provisions of this Indenture; and

                                                                 (B)            the terms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture, or, in the case of Securities subject to a Periodic Offering, certain terms of the Securities have been established pursuant to a Board Resolution of the Issuer, an Officer’s Certificate of the Issuer or a supplemental indenture in accordance with this Indenture, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all such terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Indenture; and

                                                                 (C)            the Guarantee has been duly authorized by the Guarantor; and

                                                                 (D)            when the Securities and Coupons, if any, have been executed by the Issuer and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, the Securities and the Guarantee will be valid and binding obligations of the Issuer and the Guarantor, respectively, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Indenture.

In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Trustee), who shall be counsel reasonably satisfactory to the Trustee, in which case the opinion shall state that such counsel believes he and the Trustee are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Issuer, the Guarantor and their subsidiaries and certificates of public officials.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

If the Issuer shall establish pursuant to Section 2.03 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:

“Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be either a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation or a foreign clearing agency regulated by a foreign financial regulatory authority as defined in Section 3(a)(52) of the Securities Exchange Act of 1934, including, without limitation, Euroclear Bank SA/NV and Clearstream Banking, S.A., Luxembourg.

Section 2.05 Execution of Securities. The Securities and, if applicable, each Coupon appertaining thereto shall be signed on behalf of the Issuer by the president, the treasurer, a managing director, an executive director, a vice president or any Attorney-in-Fact of the Issuer. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities or Coupons, if any, shall cease to be such officer before the Security so signed (or the Security to which the Coupon so signed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Issuer; and any Security or Coupon may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 2.06 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. No Coupon shall be entitled to the benefits of this Indenture or shall be valid or obligatory for any purpose until the certificate of authentication on the Security to which such Coupon appertains shall have been duly executed by the Trustee. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07 Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in such denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specifications with respect to the Registered Securities of any series, Registered Securities shall be issued in denomination of $1,000 and any integral multiples thereof. In the absence of any such specifications with respect to the Unregistered Securities of any series, Unregistered Securities shall be issued in denomination of $1,000 and $5,000. The Securities of each series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine as evidenced by the execution and authentication thereof.

Each Registered Security shall be dated the date of its authentication. Each Unregistered Security shall be dated as provided in the resolution or resolutions of the Board of the Issuer or the supplemental indenture referred to in Section 2.03. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The Person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid, at the Issuer’s election, (a) to the Persons in whose names Outstanding Registered Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than ten business days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the holders of Registered Securities not less than 15 days preceding such subsequent record date or (b) in any lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series as contemplated by Section 2.03, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Any defaulted interest payable in respect of any Unregistered Security shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination as between the holders of

Registered Securities and Unregistered Securities of the same series and notice of the payment date therefor shall be given by the Trustee in the name and at the expense of the Issuer by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg). In case an Unregistered Security is surrendered for exchange for a Registered Security after the close of business on any record date for the payment of defaulted interest and before the opening of business on the proposed date of payment of such defaulted interest, the Coupon appertaining to such surrendered Unregistered Security and due for payment on such proposed date of payment will not be surrendered with such surrendered Unregistered Security and interest payable on such proposed date of payment will be made only to the holder of such Coupon on such proposed date.

Section 2.08 Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at an office or agency to be maintained for the purpose as provided in Section 3.02 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, or cause the registration of the transfer of, Registered Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.

Unregistered Securities (except for any temporary global Unregistered Securities) and Coupons (except for Coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series in other authorized denominations, in an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the office or agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series, maturity date and interest rate of any authorized denominations and of a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default appertaining thereto, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.03, such Unregistered Securities may be exchanged for Unregistered Securities of such series, maturity date, interest rate and original issue date of other authorized denominations and of a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 or as specified pursuant to Section 2.03, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.03, Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities and the Coupons appertaining thereto, if any, are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities and the Coupons appertaining thereto, if any, which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, in case an Unregistered Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on any record date and before the opening of business at such office or agency on the relevant interest payment date, such Unregistered Security shall be surrendered without the Coupon relating to such interest payment date or proposed date of payment, as the case may be.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, (b) any Securities selected, called or being called for redemption in whole or in part, except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed and except that an Unregistered Security may be exchanged for a Registered Security of the same series if such Registered Security is immediately surrendered for redemption or (c) any Securities if the Holder thereof has exercised any right to require the Issuer to repurchase such Securities, in whole or in part, except, in the case of any Security to be repurchased in part, the portion thereof not so to be repurchased.

Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Securities of a series represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Securities or if at any time the Depositary for such Registered Securities shall no longer be eligible under Section 2.04, the Issuer shall appoint a successor Depositary eligible under Section 2.04 with respect to such Registered Securities. If a successor Depositary eligible under Section 2.04 for such Registered Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.03 that such Registered Securities be represented by one or more Registered Global Securities shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more Registered Global Securities shall no longer be represented by a Registered Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive

Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities, in exchange for such Registered Global Security or Securities.

If specified by the Issuer pursuant to Section 2.03 with respect to Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,

                                                   (i)            to the Person specified by such Depositary a new Registered Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

                                                   (ii)           to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause 2.08(i) above.

Upon the exchange of a Registered Global Security for Securities in definitive registered form without coupons, in authorized denominations, such Registered Global Security shall be cancelled by the Trustee or an agent of the Issuer or the Trustee. Securities in definitive registered form without coupons issued in exchange for a Registered Global Security pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer (and the Guarantee on such Securities shall be a valid obligation of the Guarantor), evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the terms of any series of Securities to the contrary, neither the Issuer nor the Trustee (which shall rely on an Officer’s

Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse United States federal income tax consequences to the Issuer or the Guarantor (including, without limitation, the inability of the Issuer to deduct from its income, as computed for United States federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States federal income tax laws.

Section 2.09 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or any Coupon appertaining to any Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen with Coupons corresponding to the Coupons appertaining to the Security so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Issuer, to the Guarantor and to the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security or Coupon that has matured or is about to mature or has been called for redemption in full, as the case may be, shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security or Coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer, to the Guarantor and to the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

Every substitute Security or Coupon of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. All Securities and Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10 Cancellation of Securities; Destruction Thereof. All Securities and Coupons surrendered for payment, retirement, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities and Coupons held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities or Coupons unless and until the same are delivered to the Trustee for cancellation.

Section 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without Coupons, or as Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Registered Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Registered Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02 and in the case of Unregistered Securities together with any unmatured Coupons and any matured Coupons in default appertaining thereto, at any agency maintained by the Issuer for such purpose as specified pursuant to Section 2.03, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series having authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any series and any unmatured Coupons appertaining thereto shall be entitled to the same benefits under this Indenture as definitive Securities of such series and any unmatured Coupons appertaining thereto unless otherwise established pursuant to Section 2.03. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section 2.03 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive or global Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).

Section 2.12 Calculation Agent Determinations. Except as otherwise specified as contemplated by Section 2.03, with respect to the Securities of each series, a calculation agent appointed by the Issuer shall make all necessary calculations and determinations in connection with the Securities of such series, including calculations and determinations relating to any payments on the Securities of such series. All determinations made by such calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Issuer, the Guarantor and the Holders of Securities of such series.

Article 3
Covenants of the Issuer and the Guarantor

Section 3.01 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in the Coupons, if any, appertaining thereto and in this Indenture. The interest on Unregistered Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Unregistered Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. Except as specified as contemplated in Section 2.03, the interest on any temporary Unregistered Securities (together with any additional amounts payable pursuant to the terms of such temporary Unregistered Securities) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest, in each case subject to any restrictions that may be established pursuant to Section 2.03. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer.

Section 3.02 Offices for Payments, Etc. So long as any Registered Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer will maintain in the Borough of Manhattan, The City of New York, the following for each series: an office or agency (a) where the Registered Securities may be presented for payment and (b) where the Registered Securities may be presented for registration of transfer and for exchange as in this Indenture provided.

The Issuer will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Unregistered Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented and surrendered for payment. No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or Coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Issuer or the Guarantor. Notwithstanding the foregoing, payments in Dollars on Unregistered Securities of any series and Coupons appertaining thereto which are payable in Dollars may be made at an agency of the Issuer maintained in the Borough of Manhattan, The City of New York if such payment in Dollars at each agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer or the Guarantor in respect of the Securities of any series, the Coupons appertaining thereto or this Indenture may be served.

The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

The Issuer or the Guarantor may from time to time designate one or more additional offices or agencies where the Securities of a series and any Coupons appertaining thereto may be presented for payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Registered Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer or the Guarantor, as the case may be, may from time to time rescind any such designation, as the Issuer or the Guarantor, as the case may be, may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer, or the Guarantor, as the case may be, will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04 Paying Agents. Whenever the Issuer or the Guarantor shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a)           that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer, the Guarantor or any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series or the Coupons appertaining thereto, if any, or of the Trustee, and

(b)           that it will give the Trustee notice of any failure by the Issuer, the Guarantor or any other obligor on the Securities of such series to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable.

The Issuer or the Guarantor will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum or sums in the required currencies sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer or the Guarantor, as the case may be, will promptly notify the Trustee of any failure to take such action.

If the Issuer or the Guarantor shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series or the Coupons appertaining thereto a sum sufficient to pay such principal or interest so becoming due. The Issuer or the Guarantor, as the case may be, will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, but subject to Section 10.01, the Issuer or the Guarantor may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer, the Guarantor or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.03 and 10.04.

Section 3.05 Written Statement to Trustee. Each of the Issuer and the Guarantor will deliver to the Trustee on or before May 1 in each year (beginning with May 1, 2016) a written statement, signed by one of its Officers (which need not comply with Section 11.05) pursuant to Section 314 of the Trust Indenture Act of 1939 stating that in the course of the performance of his or her duties as an Officer of the Issuer or the Guarantor, as the case may be, he or she would normally have knowledge of any default by the Issuer or the Guarantor, as the case may be, in the performance of any covenants contained in this Indenture, stating whether or not he or she has knowledge of any such default and, if so specifying each such default of which the signer has knowledge and the nature thereof.

Section 3.06 Luxembourg Publications. In the event of the publication of any notice pursuant to Section 5.11, 6.10(a), 6.11, 8.02, 10.04, 12.02 or 12.05, the party making such publication in the Borough of Manhattan, The City of New York and London shall also, to the extent that notice is required to be given to Holders of Securities of any series by applicable Luxembourg law or stock exchange regulation, as evidenced by an Officer’s Certificate of the Issuer or the Guarantor, as applicable, delivered to such party, make a similar publication in Luxembourg.

Article 4
Securityholders Lists and Reports by the Issuer, the Guarantor and the Trustee

Section 4.01 Issuer and Guarantor to Furnish Trustee Information as to Names and Addresses of Securityholders. The Guarantor covenants and agrees that it will cause the Issuer to furnish or cause to be furnished, and the Issuer covenants and agrees that it will furnish or cause to be furnished, to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of such series pursuant to Section 312 of the Trust Indenture Act of 1939:

(a)           semiannually, no later than January 15 and July 15 in each year, and

(b)           at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer or the Guarantor, as applicable, of any such request as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as the Trustee shall be the Registrar for such series and all of the Securities of any series are Registered Securities, such list shall not be required to be furnished.

Section 4.02 Preservation and Disclosure of Securityholders Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities contained in the most recent list furnished to it as provided in Section 4.01. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

(b)           The rights of Holders to communicate with other Holders with respect to the Indenture or the Securities are as provided by the Trust Indenture Act of 1939.

(c)           None of the Issuer, the Guarantor or the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act of 1939.

Section 4.03 Reports by the Issuer and Guarantor. The Issuer and Guarantor shall provide the Trustee and file with the Commission, and transmit to Holders, such information, documents and other reports as may be required by the Trust Indenture Act of 1939; provided that any such information, documents or reports filed electronically with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be deemed filed with, and delivered to, the Trustee and transmitted to the Holders at the same time as filed with the Commission. Delivery of such reports, information and documents to the Trustee and transmission thereof to the Holders is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information or documents. The Trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

Section 4.04 Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before January 15 in each year beginning January 15, 2017, as provided in Section 313(c) of the Trust Indenture Act of 1939, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto. The Issuer shall file a copy of each such report, at the time of such transmission, with each stock exchange upon which any Securities are listed and with the Commission in accordance with Section 313(d) of the Trust Indenture Act of 1939.

Article 5
Remedies of the Trustee and Securityholders on Event of Default

Section 5.01 Event of Default Defined; Acceleration of Maturity; Waiver of Default. Except as may be otherwise provided pursuant to Section 2.03 for Securities of any series, “Event of Default” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, except as provided in clause (f)):

                                               (a)            default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                                               (b)            default in the payment of all or any part of the principal or other amounts on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

                                               (c)            default in the performance, or breach, of any covenant or warranty of the Issuer in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer and the Guarantor, by the Trustee or to the Issuer, the Guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

                                               (d)            a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                                               (e)            the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

                                               (f)             the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or the Guarantor denies or disaffirms its obligations under the Guarantee, provided that no Event of Default described in this clause (f) of Section 5.01 shall occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of any proceedings relative to the Guarantor under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in any receivership of the Guarantor, or the commencement of any other applicable federal or state bankruptcy, insolvency, resolution or other similar law, or a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official having been appointed for or having taken possession of the Guarantor or its property, or the institution of any other comparable judicial or regulatory proceedings relative to the Guarantor, or to the creditors or property of the Guarantor; or

                                               (g)            any other Event of Default provided in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series.

If an Event of Default described in clauses (a), (b), (c), (f) or (g) above occurs and is continuing, then, and in each and every such case, except for any series the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of all series affected thereby then Outstanding hereunder (treated as one class), by notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such affected series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (d) or (e) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest accrued thereon, if any, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared, or automatically become, due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer or the Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or willful misconduct, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of each such series (or of all the Securities, as the case may be) then Outstanding (in each case treated as one class), by written notice to the Issuer, the Guarantor and the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration or automatic acceleration, as the case may be, and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 5.02 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, and such Coupons, if any, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or willful misconduct.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the registered holders, whether or not the principal of, and interest on, if any, the Securities of such series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated, the monies adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property, or in case of any other comparable judicial proceedings relative to the Issuer, or to the creditors or property of the Issuer, the Trustee, irrespective of whether the principal of any Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a)            to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Issuer, or to the creditors or property of the Issuer,

(b)            unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(c)            to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct, and all other amounts due the Trustee and each predecessor Trustee pursuant to Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to exercise any remedy against the Issuer or the Guarantor as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of any proceedings relative to the Guarantor under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in any receivership of the Guarantor, or the commencement of any other applicable federal or state bankruptcy, insolvency, resolution or other similar law, or a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official having been appointed for or having taken possession of the Guarantor or its property, or the institution of any other comparable judicial or regulatory proceedings relative to the Guarantor, or to the creditors or property of the Guarantor.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or Coupons appertaining to such Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series or Coupons appertaining to such Securities, may be enforced by the Trustee without the possession of any of the Securities of such series or Coupons appertaining to such Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities or Coupons appertaining to such Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 5.03 Application of Proceeds. Any monies collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the several Securities and Coupons appertaining to such Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under this Indenture;

SECOND: In case the principal of the Securities in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer, the Guarantor or any other Person lawfully entitled thereto.

Section 5.04 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.05 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Guarantor and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantor, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 5.06 Limitations on Suits by Securityholders. No Holder of any Security of any series or of any Coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security or Coupon with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series or Coupons appertaining to such Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities of that or any other series or Coupons appertaining to such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series and Coupons appertaining to such Securities.

For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 5.07 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security or Coupon, the right of any Holder of any Security or Coupon to receive payment of the principal of and interest on such Security or Coupon on or after the respective due dates expressed in such Security or Coupon, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 5.09 Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 5.10 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any series as provided in Section 5.01, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Default described in Section 5.01 and its consequences except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Guarantor, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.11 Trustee to Give Notice of Default, but May Withhold in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee (i) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg), and (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of, interest on or any other amounts due under any of the Securities of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. In lieu of the provisions set forth in Section 315(e) of the Trust Indenture Act of 1939, all parties to this Indenture agree, and each Holder of any Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer, the Guarantor or the Trustee, to any suit instituted by any Securityholder or group of Securityholders in any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security or Coupon on or after the due date expressed in such Security or Coupon.

Article 6
Concerning the Trustee

Section 6.01 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except that

(a)            prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

(i)            the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied duties or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, notices, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, notices, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of a majority of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such liability is not reasonably assured to it.

The provisions of this Section 6.01 are in furtherance of and subject to Section 315 of the Trust Indenture Act of 1939.

Section 6.02 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 6.01:

(a)            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Issuer Order or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            any request, direction, order or demand of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Issuer or the Guarantor, as applicable (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of the Issuer or the Guarantor may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer or the Guarantor, as applicable, to have been duly adopted by the Board of the Issuer or the Guarantor, as applicable, and to be in full force and effect on the date thereof;

(c)            the Trustee may consult with counsel of its choosing and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e)            the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)            prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand; and

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(h)            In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investments prior to its stated maturity or failure to provide timely written direction (if any).

(i)            The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee has actual knowledge or the Trustee has received written notice thereof.

(j)            Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 6.

(l)            In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) that delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above.

Section 6.03 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities or Coupons, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer or the Guarantor, as applicable, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or Coupons. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 6.04 Trustee and Agents May Hold Securities or Coupons, Collections, Etc. The Trustee or any agent of the Issuer, the Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.08 and 6.13, if operative, may otherwise deal with the Issuer or the Guarantor and receive, collect, hold and retain collections from the Issuer or the Guarantor with the same rights it would have if it were not the Trustee or such agent.

Section 6.05 Monies Held by Trustee. Subject to the provisions of Section 10.04 hereof, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be under any liability for interest on any monies received by it hereunder except such as it may agree in writing with the Issuer or the Guarantor to pay thereon.

Section 6.06 Compensation and Indemnification of Trustee and Its Prior Claim. Each of the Issuer and the Guarantor, jointly and severally, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and each of the Issuer and the Guarantor, jointly and severally, covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. Each of the Issuer and the Guarantor, jointly and severally, also covenants to indemnify the Trustee and each predecessor Trustee and each of their respective officers, directors, employees, representatives and agents for, and to hold it harmless against, any loss, liability, claim, obligation or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer and the Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be a senior claim to that of the Securities or Coupons upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or Coupons, and the Securities or Coupons are hereby subordinated to such senior claim. The Issuer’s and the Guarantor’s obligations pursuant to this Section 6.06 shall survive the earlier termination of this Indenture or resignation or removal of the Trustee.

Section 6.07 Right of Trustee to Rely on Officer’s Certificate, Etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate of the Issuer or the Guarantor, as applicable, delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.08 Conflicting Interests. The following indentures are hereby specifically described for the purposes of excluding such indentures and this Indenture with respect to Securities of any other series from the operation of Section 310(b)(1) of the Trust Indenture Act of 1939: (i) the Indenture dated as of July 1, 1986, as amended or supplemented, between the Guarantor and the Trustee, (ii) the Indenture dated as of December 1, 1989 between the Guarantor and the Trustee (as supplemented by the Agreement of Resignation, Appointment and Acceptance, dated as of March 29, 1996), (iii) the Indenture dated as of May 25, 2001, as amended or supplemented, between the Guarantor and the Trustee, (iv) the Indenture dated as of October 21, 2010, as amended or supplemented, between the Guarantor and the Trustee, (v) the Warrant Indenture, as amended or supplemented, to be entered into among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as trustee and (vi) this Indenture with respect to the Securities of any other series, and there shall also be so excluded any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding if (i) this Indenture, with respect to Securities of such series, and, if applicable, this Indenture with respect to such other series issued pursuant to this Indenture and such other indenture or indentures are wholly unsecured, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of such Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture with respect to Securities of such series and one or more other series, or the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities of such series and such other series, or under this Indenture or such other indenture or indentures, or (ii) the Issuer shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to Securities of such series and such other series, or under this Indenture and such other indenture or indentures is not so likely to involve material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities of such series and such other series, or under this Indenture and such other indentures.

Section 6.09 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

The provisions of this Section 6.09 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act of 1939.

Section 6.10 Resignation And Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and the Guarantor and (i) if any Unregistered Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof (A) to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg), and (ii) if any Registered Securities of a series affected are then Outstanding,by notice of such resignation to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer and the Guarantor shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of their respective Boards, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after such notice of resignation, the resigning trustee, at the expense of the

Issuer and Guarantor, may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)            In case at any time any of the following shall occur:

(i)            the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Issuer, the Guarantor or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii)            the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer, the Guarantor or by any Securityholder; or

(iii)            the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer and the Guarantor may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of the Issuer and the Board of the Guarantor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)            Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

Section 6.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer, the Guarantor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer, the Guarantor or the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.04, pay over to the successor trustee all monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer and the Guarantor shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantor, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.09.

Upon acceptance of appointment by any successor trustee as provided in this Section, the Issuer shall mail notice thereof (a) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg), and (b) if any Registered Securities of a series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.12 Merger, Conversion, Consolidation or Succession of Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force of the certificate of the Trustee stated anywhere else in the Securities of such series or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13 Appointment of Authenticating Agent. As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Issuer and the Guarantor an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.09. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (determined as provided in Section 6.09 with respect to the Trustee) and subject to supervision or examination by Federal or State authority.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Issuer and the Guarantor.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.13 with respect to one or more series of Securities, the Trustee shall upon receipt of an Issuer Order appoint a successor Authenticating Agent and the Issuer shall provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 11.04. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. Each of the Issuer and the Guarantor, jointly and severally, agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

Sections 6.02, 6.03, 6.04, 6.06, 6.09 and 7.03 shall be applicable to any Authenticating Agent.

Article 7
Concerning the Securityholders

Section 7.01 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections  6.01 and 6.02) conclusive in favor of the Trustee, the Issuer and the Guarantor, if made in the manner provided in this Article.

Section 7.02 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.01 and 6.02, the fact and date of the execution of any instrument by a Securityholder or his agent or proxy and the amount and numbers of Securities of any series held by the person so executing any instrument by a Securityholder or his agent or proxy and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

Section 7.03 Holders to Be Treated as Owners. The Issuer, the Guarantor and the Trustee and any agent of the Issuer, the Guarantor or the Trustee shall deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and none of the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary. The Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Holder of any Unregistered Security and the Holder of any Coupon as the absolute owner of such Unregistered Security or Coupon (whether or not such Unregistered Security or Coupon shall be overdue), for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Guarantor the Trustee, nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Unregistered Security or Coupon.

Section 7.04 Securities Owned by Issuer or Guarantor Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities that are owned by the Issuer or the Guarantor with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantor with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or the Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer or the Guarantor shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer or the Guarantor to be owned or held by or for the account of any of the above described Persons; and, subject to Sections 6.01 and 6.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 7.05 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Outstanding Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration or transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Guarantor, the Trustee and the Holders of all the Securities affected by such action.

Article 8
Supplemental Indentures

Section 8.01 Supplemental Indentures Without Consent of Securityholders. The Issuer and the Guarantor, when authorized by resolutions of their respective Boards (which resolutions may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order or an Officer’s Certificate of the Guarantor, as applicable), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(a)            to convey, transfer, assign, mortgage or pledge to the Trustee any property or assets as security for the Securities of one or more series or the Guarantee with respect to the Securities of one or more series;

(b)            to evidence the succession of a Successor Person to the Issuer or the Guarantor, as applicable, or successive successions, and the assumption by the Successor Person of the covenants, agreements and obligations of the Issuer or the Guarantor, as applicable, pursuant to Article 9;

(c)            to add to the covenants of the Issuer or the Guarantor such further covenants, restrictions, conditions or provisions as the Issuer, the Guarantor and the Trustee shall consider to be for the protection of the Holders of Securities or Coupons, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d)            to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make any change to this Indenture or the Securities or under any supplemental indenture as the Issuer and the Guarantor may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of the Securities;

(e)            to add to, change or eliminate any of the provisions of this Indenture in respect of all or any Securities of any series (and if such addition, change or elimination is to apply with respect to less than all Securities of any series, stating that it is expressly being made to apply solely with respect to such Securities within such series), provided that any such addition, change or elimination (a) shall neither (i) apply to any Security issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of any Holder of such Security with respect to such provision or (b) shall become effective only when there is no such Security Outstanding;

(f)            to conform the text of this Indenture or the Securities of any series to any provision of the section entitled “Description of Debt Securities” or any similarly captioned section in the prospectus, as supplemented by any applicable prospectus supplement, relating to the offering of such series of Securities;

(g)            to establish the form or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.01 and 2.03; and

(h)            to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

The Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02 Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer and the Guarantor, when authorized by resolutions of their respective Boards (which resolutions may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order or an Officer’s Certificate of the Guarantor, as applicable), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or the Coupons appertaining to such Securities; provided that no such supplemental indenture shall (a) extend the final maturity of any Security, (b) reduce the principal amount thereof, (c) reduce the rate or extend the time of payment of interest thereon or other amounts due thereunder, (d) change the method in which amounts of payments of principal, interest or other amounts due thereon are determined, (e) reduce any amount payable on redemption thereof, (f) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, (g) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or Coupons or in accordance with the terms thereof, (h) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01 or the amount thereof provable in bankruptcy pursuant to Section 5.02, (i) alter the provisions of Section 11.11 or 11.12, impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, impair or affect any right of repayment at the option of the Securityholder, (j) make any change in the Guarantee that would adversely affect the Holders of the Securities of such series or release the Guarantor from the Guarantee other than pursuant to the terms of this Indenture or (k) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, in each case without the consent of the Holder of each Security so affected.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of any other series.

Upon the request of the Issuer and the Guarantor, accompanied by a copy of the resolutions of their respective Boards (which resolutions may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order or an Officer’s Certificate of the Guarantor, as applicable) certified by the secretary or an assistant secretary or any Attorney-in-Fact of the Issuer or the Guarantor, as applicable, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.01, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof (i) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg), (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice thereof by first class mail to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.03 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.

Section 8.05 Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Board of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 8.06 Notification of Holders of Any Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, the Issuer shall provide notice to the Holders of Securities of each series affected thereby of such supplemental indenture within 60 business days, provided that if such supplemental indenture has been filed with the Commission, notice shall be deemed to have been given.

Article 9
Consolidation, Merger, Sale, Conveyance or Transfer

Section 9.01 Issuer May Consolidate, Etc., on Certain Terms. The Issuer covenants that it will not merge or consolidate with any other Person or sell, convey or transfer all or substantially all of its assets to any other Person, unless (i) either the Issuer shall be the continuing company in the case of a merger or consolidation, or the successor Person in the case of a merger or consolidation (if other than the Issuer) (including an affiliate of the Guarantor) or the Person to whom such assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer (including an affiliate of the Guarantor) shall be a corporation or limited liability company organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, interest on and other amounts due under all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person, and (ii) no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, immediately after such merger or consolidation, or such sale, conveyance or transfer.

Section 9.02 Guarantor May Consolidate, Etc., on Certain Terms. The Guarantor covenants that it will not merge or consolidate with any other Person or sell, convey or transfer all or substantially all of its assets to any other Person (other than the Issuer), unless (i) either the Guarantor shall be the continuing corporation in the case of a merger or consolidation, or the successor corporation in the case of a merger or consolidation (if other than the Guarantor) or the Person to whom such assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer shall be a corporation organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the full and unconditional guarantee of the full and punctual payment of the principal of, interest on and other amounts due under all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Guarantor, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, immediately after such merger or consolidation, or such sale, conveyance or transfer. For purposes of this paragraph, any transfer of material assets of the Guarantor to any other Person that occurs as a result of, or because it is related directly or indirectly to, any proceedings relative to the Guarantor under Title 11 of the United States Code or under a receivership under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or under any other applicable federal or state bankruptcy, insolvency, resolution or other similar law shall be deemed to be a sale, conveyance or transfer of all or substantially all of the Guarantor’s assets.

Section 9.03 Successor Person to Be Substituted. In case of any such consolidation, merger, sale, conveyance or transfer, and upon any such assumption by the successor Person or the Person to whom such sale, conveyance or transfer is made (each such successor Person or such Person to whom such sale, conveyance or transfer is made referred to herein as a “Successor Person”), such Successor Person shall succeed to and be substituted for the Issuer or the Guarantor, as applicable, with the same effect as if it had been named herein as the Issuer or the Guarantor, as applicable.

Such Successor Person of the Issuer may cause to be signed, and may issue either in its own name or in the name of JPMorgan Chase Financial Company LLC any or all of the Securities issuable hereunder, together with any Coupons appertaining thereto, which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Person of the Issuer instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities, together with any Coupons appertaining thereto, which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities, together with any Coupons appertaining thereto, which such Successor Person of the Issuer thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued, together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit under this Indenture as the Securities and Coupons theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Coupons had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Securities and Coupons thereafter to be issued as may be appropriate.

In the event of any such sale, conveyance or transfer, the Issuer, the Guarantor or any Successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 9.04 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or transfer, and any such assumption, and any such liquidation or dissolution complies with the applicable provisions of Article 9.

Article 10
Satisfaction and Discharge of Indenture; Unclaimed Monies

Section 10.01 Satisfaction and Discharge of Indenture. (a) If at any time (i) the Issuer or the Guarantor shall have paid or caused to be paid the principal of, interest on and any other amounts due under all the Securities of any series Outstanding hereunder and all unmatured Coupons appertaining thereto (other than Securities of such series and Coupons appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 and other than Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by any paying agent and thereafter repaid to the Issuer or the Guarantor or discharged from such trust, as provided in Section 10.04), as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all unmatured Coupons appertaining thereto (other than any Securities of such series and all unmatured Coupons appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) in the case of any series of Securities where the exact amount (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (B) below, (A) all the Securities of such series and all unmatured Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Issuer or the Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than monies repaid by the Trustee or any paying agent to the Issuer or the Guarantor in accordance with Section 10.04) or, in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (1) the principal, interest and other amounts on all Securities of such series and Coupons appertaining thereto on each date that such principal or interest is due and payable and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series; and if, in any such case, the Issuer or the Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Issuer or the Guarantor, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and of Coupons appertaining thereto and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.02) and the Trustee, on demand of the Issuer or the Guarantor, as the case may be, accompanied by an Officer’s

Certificate of the Issuer or the Guarantor, as the case may be, and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of this Indenture contemplated by this provision have been complied with, and at the cost and expense of the Issuer or the Guarantor, as the case may be, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided that the rights of Holders of the Securities and Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then applicable mandatory rules or policies of any securities exchange upon which the Securities and Coupons are listed. Each of the Issuer and the Guarantor, jointly and severally, agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series and Coupons appertaining thereto.

(b)            The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution of the Issuer, Officer’s Certificate of the Issuer or indenture supplemental hereto provided pursuant to Section 2.03. In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (i) below, the Issuer and the Guarantor shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series and the Coupons appertaining thereto on the 91st day after the date of the deposit referred to in clause (i) below, and the provisions of this Indenture with respect to the Securities of such series and Coupons appertaining thereto shall no longer be in effect (except as to (1) rights of registration of transfer and exchange of Securities of such series and of Coupons appertaining thereto and the Issuer’s right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (3) rights of holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations, duties and immunities of the Trustee hereunder, (5) the rights of the holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (6) the obligations of the Issuer under Section 3.02) and the Trustee, at the expense of the Issuer or the Guarantor, as the case may be, shall at the Issuer’s or the Guarantor’s request, as the case may be, execute proper instruments acknowledging the same, if

(i)            with reference to this provision, the Issuer or the Guarantor has irrevocably deposited or caused to be irrevocably deposited with the

Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series and Coupons appertaining thereto (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (1) the principal, interest and other amounts due on all Securities of such series and Coupons appertaining thereto on each date that such principal, interest or other amounts is due and payable and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

(ii)            such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer or the Guarantor is a party or by which it is bound;

(iii)            the Issuer or the Guarantor has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Issuer or the Guarantor, as the case may be, has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the beneficial owners of the Securities of such series and Coupons appertaining thereto will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(iv)            the Issuer or the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

(c)            The Issuer and the Guarantor shall be released from their obligations under Section 9.01 and Section 9.02, respectively, and any other Sections applicable to such Securities that are determined pursuant to Section 2.03 to be subject to this provision; with respect to the Securities of any series, and any Coupons appertaining thereto, Outstanding on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of any Series, the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Section or by reason of any reference in such Section to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.01, but the remainder of this Indenture and such Securities and Coupons shall be unaffected thereby. The following shall be the conditions to application of this subsection (c) of this Section 10.01:

(i)            The Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series and Coupons appertaining thereto, (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (1) the principal, interest and other amounts due on all Securities of such series and Coupons appertaining thereto and (2) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series.

(ii)            No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.01(d) and 5.01(e) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iii)            Such covenant defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any securities of the Issuer or the Guarantor.

(iv)            Such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or the Guarantor is a party or by which it is bound.

(v)            Such covenant defeasance shall not cause any Securities then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

(vi)            The Issuer or the Guarantor, as the case may be, shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Securities of such series and Coupons appertaining thereto will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(vii)            The Issuer or the Guarantor, as the case may be, shall have delivered to the Trustee an Officer’s Certificate of the Issuer or the Guarantor, as the case may be, and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

Section 10.02 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.04, all monies deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer or the Guarantor acting as its own paying agent), to the Holders of the particular Securities of such series and of Coupons appertaining thereto for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 10.03 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all monies then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer or the Guarantor, as the case may be, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 10.04 Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years. Any monies deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series or Coupons attached thereto and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer or the Guarantor, as the case may be, and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer or the Guarantor, as the case may be, by the Trustee for such series or such paying agent, and the Holder of the Securities of such series and of any Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer (except with respect to the Guarantee) or the Guarantor, as the case may be, for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such monies shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, with respect to monies deposited with it for any payment (a) in respect of Registered Securities of any series, shall at the expense of the Issuer or the Guarantor, as the case may be, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, and (b) in respect of Unregistered Securities of any series, shall at the expense of the Issuer or the Guarantor, as the case may be, either give (A) by mail to Holders of such Securities who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York and once in an Authorized Newspaper in London (and if required by Section 3.06, once in an Authorized Newspaper in Luxembourg), notice, that such monies remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer or the Guarantor, as the case may be.

Section 10.05 Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify, and if the Issuer has not paid and indemnified, the Guarantor shall pay and indemnify, the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.01 or the principal or interest received in respect of such obligations. The Issuer’s and Guarantor’s obligations pursuant to this Section 10.05 shall survive the earlier termination of this Indenture or resignation or removal of the Trustee.

Article 11
Miscellaneous Provisions

Section 11.01 Incorporators, Stockholders, Officers and Directors of Issuer and Guarantor Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, including the Guarantee, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer, of the Guarantor or of any successor, either directly or through the Issuer, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the Coupons appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the Coupons appertaining thereto.

Section 11.02 Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities and Coupons. Nothing in this Indenture or in the Securities or in the Coupons appertaining thereto, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities or Coupons, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

Section 11.03 Successors and Assigns of Issuer and Guarantor Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Issuer or the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 11.04 Notices and Demands on Issuer, Guarantor, Trustee and Holders of Securities and Coupons. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities or Coupons to or on the Issuer or the Guarantor must be in writing and may be given or served by fax, by email in a PDF format or by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to (a) in the case of the Issuer, JPMorgan Chase Financial Company LLC, 383 Madison Avenue, Floor 21, New York, New York 10179, Attention: Secretary and (ii) in the case of the Guarantor, JPMorgan Chase & Co., 270 Park Avenue, 40th Floor, New York, New York 10017-2070, Attention: Finance Controllers — Interentity Analysis Group. Any notice, direction, request or demand by the Issuer, the Guarantor or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office marked to the attention of the Corporate Trust Department.

Where this Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and faxed, emailed or mailed, first class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Where this Indenture provides for notice to Holders of Unregistered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given by the following methods: (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg).

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantor and holders of Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 11.05 Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer, the Guarantor, or both, as the case may be, shall furnish to the Trustee such Officer’s Certificate of the Issuer, the Guarantor, or both, as the case may be, stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and such Opinion of Counsel of the Issuer, the Guarantor, or both, as the case may be, stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer or Guarantor, as applicable, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Any certificate, statement or opinion of an officer of the Issuer, an officer of the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or the Guarantor, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 11.06 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any series or any Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date (unless otherwise specified).

Section 11.07 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act of 1939, such imposed duties or incorporated provision shall control.

Section 11.08 New York Law to Govern. This Indenture and each Security and Coupon and the Guarantee shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 11.09 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.11 Securities in a Foreign Currency. Unless otherwise specified in an Officer’s Certificate of the Issuer delivered pursuant to Section 2.03 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a coin or currency other than Dollars, then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Issuer may specify in a written notice to the Trustee. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Issuer regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer and all Holders.

Section 11.12 Judgment Currency. Each of the Issuer and the Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Article 12
Redemption of Securities and Sinking Funds

Section 12.01 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series that are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 12.02 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid or otherwise delivered, to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books at least 30 days and not more than 60 days prior to the date fixed for redemption, or within such other redemption notice period as has been designated for any Securities of such series pursuant to Section 2.03 or 2.04 (the “Redemption Notice Period”). Notice of redemption to the Holders of Unregistered Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee or the Registrar, as applicable, within two years preceding such notice of redemption, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 and not more than 60 days prior to the date fixed for redemption or within any applicable Redemption Notice Period to such Holders at such addresses as were so furnished to the Trustee or the Registrar, as the case may be, (and, in the case of any such notice given by the Issuer, the Trustee or the Registrar, as the case may be, shall make such information available to the Issuer for such purpose). Notice of redemption to all other Holders of Unregistered Securities shall be published in an Authorized Newspaper in the Borough of Manhattan, The City of New York and in an Authorized Newspaper in London (and, if required by Section 3.06, in an Authorized Newspaper in Luxembourg), in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for redemption or within any applicable Redemption Notice Period; provided that notice to Holders of Unregistered Securities held only in global form may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, in the case of definitive Securities, a new Security or

Securities or Coupons, as the case may be, of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer, or at the Issuer’s request and with at least 15 days’ notice to the Registrar, by the Registrar in the name and at the expense of the Issuer.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee and the Registrar at least 60 days prior to the date fixed for redemption an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed.

If fewer than all the Securities of a series are to be redeemed, the Registrar shall select, in such manner as it shall deem appropriate and fair, and in accordance with the procedures of the Depositary, if any, Securities of such series to be redeemed in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Registrar shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 12.03 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unmatured Coupons, if any, appertaining thereto shall be void, and, except as provided in Sections 6.05 and 10.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this

Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities with, in the case of any Unregistered Securities that have Coupons attached, all matured Coupons in default appertaining thereto or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.04 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.

If any Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

In the case of definitive Securities, upon presentation of any Security or Coupons appertaining thereto redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series together with all Coupons, if any, appertaining thereto, of authorized denominations, in principal amount equal to the unredeemed portion of the Security or Coupons appertaining thereto so presented.

Section 12.04 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate of the Issuer delivered to the Trustee at least 30 days prior to the last date on which notice of redemption may be given as being owned of record and/or beneficially by, and not pledged or hypothecated by, either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 12.05 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date.”

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day next preceding each sinking fund payment date or the 30th day next preceding the last day of any applicable Redemption Notice Period relating to a sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officer’s Certificate (which need not contain the statements required by Section 11.05) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer’s Certificate shall be irrevocable and upon its delivery the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such sixtieth day or thirtieth day, if applicable, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or the equivalent thereof in any Foreign Currency) or a lesser sum in Dollars (or the equivalent thereof in any Foreign Currency) if the Issuer shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 (or the equivalent thereof in any Foreign Currency) or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 (or the equivalent thereof in any Foreign Currency) is available. The Trustee shall select, in the manner provided in Section 12.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date or at least 30 days prior to the last day of any applicable Redemption Notice Period relating to a sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such Officer’s Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.02 (and with the effect provided in Section 12.03) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund monies held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other monies, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

On or before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund monies or provide notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any monies in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any monies thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 5 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such monies shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

Article 13
Repurchase of Securities at the Option of the Holder

Section 13.01 Applicability of Article. The provisions of this Article shall be applicable to Securities of any series that are subject to repurchase at the option of the Holders thereof before their maturity except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 13.02 Minimum Repurchase Amount. The terms of the Securities may require a Holder to request a minimum amount or number of Securities to be repurchased on any date fixed for repurchase.

Section 13.03 Notice of Repurchase; Partial Repurchase. Notice and confirmation of a required repurchase by the Issuer of Securities of any series to be repurchased as a whole or in part at the option of the Holders shall be given by each Holder in the manner and at the time specified in the terms of such Securities.

The notice of repurchase from each such Holder shall specify the principal amount or number of each Security of such series held by such Holder to be repurchased and that arrangements will be made for the presentation and surrender of such Securities and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for repurchase and that on and after said date interest thereon or on the portions thereof to be repurchased will cease to accrue.

On or before the repurchase date specified in the terms of the Securities as provided for in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to repurchase on the repurchase date all the Securities of such series submitted for repurchase at the appropriate repurchase price, together with accrued interest, if any, to the date fixed for repurchase.

Section 13.04 Payment of Securities Subject to Repurchase. If notice of repurchase has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place set forth in the terms of such Securities at the applicable repurchase price, together with interest accrued, if any, to the date fixed for repurchase, and on and after said date (unless the Issuer shall default in the payment of such Securities at the repurchase price, together with interest accrued to said date, if any) interest on the Securities or portions of Securities so subject to repurchase shall cease to accrue, and the unmatured Coupons, if any, appertaining thereto shall be void, and, except as provided in Sections 6.05 and 10.04, such Securities shall cease from and after the date fixed for repurchase to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the repurchase price thereof and unpaid interest, if any, to the date fixed for repurchase. On presentation and surrender of such Securities at a place of payment specified in the terms of such Securities, together with all Coupons, if any, appertaining thereto maturing after the date fixed for repurchase, said Securities with, in the case of any Unregistered Securities that have Coupons attached, all matured Coupons in default appertaining thereto or the specified portions thereof shall be paid and repurchased by the Issuer at the applicable repurchase price, together with interest accrued thereon, if any, to the date fixed for repurchase; provided that any payment of interest becoming due on or prior to the date fixed for repurchase shall be payable in the case of Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.04 hereof.

If any Security called for repurchase shall not be so paid upon surrender thereof for repurchase, the principal shall, until paid or duly provided for, bear interest from the date fixed for repurchase at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.

If any Security with Coupons attached thereto is surrendered for repurchase and is not accompanied by all appurtenant Coupons maturing after the date fixed for repurchase, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Section 13.05 Repurchase by Remarketing Entities. The Issuer may elect, in a manner reasonably satisfactory to the Trustee, with respect to any Securities subject to repurchase at the option of the Holders thereof before their maturity to designate one or more remarketing entities to purchase, at a price equal to the repurchase price, Securities of such series from the Holders thereof who give notice and surrender their Securities in accordance with this Article.

Article 14
Guarantee

Section 14.01 The Guarantee. The Guarantor hereby irrevocably, fully and unconditionally guarantees, on an unsecured basis, the full and punctual payment (whether at the stated maturity or upon redemption, repurchase at the option of the Holders or acceleration) of the principal of, interest on, and all other amounts payable under the Indenture and each Security and Coupon, if any. Upon failure by the Issuer to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the same place and in the same manner that applies to payments made by the Issuer under this Indenture. This Guarantee is a guarantee of payment and not of collection.

Section 14.02 Guarantee Unconditional. The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Security or Coupon, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture or any Security or Coupon;

(c) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Security or Coupon;

(d) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Security or Coupon, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of, interest on or other amounts on any Security or Coupon; or

(f) subject to clause (b) of the proviso below, any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder;

provided, however, that:

(a) under no circumstances will the Guarantor be liable at any time or place to any Holder under this Article,

(i) for any amount of any payment that the Issuer is excused from making under the terms of any Security or Coupon or this Indenture, for so long as the Issuer shall be excused under such terms; or

(ii) for any amount in excess of the amount actually due and owing by the Issuer to such Holder at such time and place, including but not limited to any set-off to which the Issuer would be entitled; and

(b) in addition but not in limitation of (a) above, any defense or counterclaim of the Issuer (other than any resulting solely from, or available to the Guarantor solely on account of, the insolvency of the Issuer or the status of the Issuer as the debtor or subject of a bankruptcy or insolvency proceeding) shall also be available to the Guarantor to the same extent that such defense or counterclaim is available to the Issuer and may be asserted as a defense or counterclaim by the Guarantor, in each case whether or not asserted by the Issuer.

Section 14.03 Discharge; Reinstatement. The Guarantor’s obligations under this Article 14 will remain in full force and effect until the principal of, interest on and other amounts on the Securities and Coupons, if any, have been paid in full. If at any time any payment of the principal of, interest on, or other amounts on any Security or Coupon is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 14.04 Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The Guarantor hereby agrees that, in the event of a default in payment of the principal of, interest on, and all other amounts payable under any Security or Coupon, whether at its stated maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security or Coupon, subject to the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer.

Section 14.05 Subrogation. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor shall be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that the Guarantor may not enforce any right of subrogation with respect to such payment so long as any amount payable by the Issuer hereunder or under the Securities or Coupons, if any, remains unpaid.

Section 14.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantor hereunder forthwith on demand by the Trustee or the Holders.

Section 14.07 Savings Clause. Notwithstanding anything to the contrary in this Article, the Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 14.08 Execution and Delivery of Guarantee. The execution by the Guarantor of this Indenture evidences the Guarantee, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 14.09 Not Insured. This Guarantee is not insured by the Federal Deposit Insurance Corporation of the United States of America.

IN WITNESS WHEREOF the parties hereto have caused this Indenture to be duly executed and attested, all dated as of February 19, 2016.

JPMORGAN CHASE FINANCIAL COMPANY LLC, as Issuer

By:	/s/ Patrick Dempsey
Name: Patrick Dempsey
Title: Treasurer & Managing Director

Attest:

By:	/s/ Aisling DeSola
Name: Aisling DeSola
Title: Vice President and Secretary

JPMORGAN CHASE & CO., as Guarantor

By:	/s/ Peter W. Smith
Name: Peter W. Smith
Title: Managing Director & Attorney-in-Fact

Attest:

By:	/s/ Stephen B. Grant
Name: Stephen B. Grant
Title: Assistant Corporate Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Linda Reale
Name: Linda Reale
Title: Vice President

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

Attest:

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President